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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Identix Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

IDENTIX INCORPORATED
To Be Held On October 28, 2004

To The Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Identix Incorporated (the “Company”) will be held on Thursday, October 28, 2004, at 11:00 a.m. local time, at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota 55439, for the purpose of considering and acting upon the following proposals:

      1. To elect seven directors to serve for the ensuing year and until their successors are elected.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the fiscal year ending June 30, 2005.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on August 31, 2004 are entitled to notice of and to vote at the meeting. A list of the stockholders of record will be available for inspection at the Company’s headquarters at 5600 Rowland Road, Minnetonka, Minnesota 55343 during ordinary business hours for the 10-day period prior to the Annual Meeting.

      All stockholders are cordially invited to attend the meeting in person. In order to assure your representation at the meeting, you are urged to vote using our Internet or telephone voting systems or by marking, signing, dating and returning the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

Sincerely,

Dr. Joseph J. Atick
President & Chief Executive Officer

Minnetonka, Minnesota

September 16, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
EMPLOYMENT AGREEMENTS
CERTAIN TRANSACTIONS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS
AUDIT COMMITTEE CHARTER

IDENTIX INCORPORATED

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Identix Incorporated (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, October 28, 2004 at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota 55439. The Company’s principal executive offices are located at 5600 Rowland Road, Minnetonka, Minnesota 55343. The Company’s telephone number is: (952) 932-0888.

      The mailing date of these proxy solicitation materials is expected to be on or about September 16, 2004 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

      Stockholders of record at the close of business on August 31, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 88,445,094 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      In order to constitute a quorum for the conduct of business, a majority of the outstanding shares of Common Stock entitled to vote must be represented at the Annual Meeting.

      All shares represented by each properly executed, un-revoked proxy received in time for the Annual Meeting will be voted in the manner specified in the proxy. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors (each, a “Director”, and collectively, the “Directors”) listed in the proxy for election to the Board and for approval of the other proposals described in this proxy statement (this “Proxy Statement”).

      Directors are elected by a plurality vote of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or non-votes by any person or institution that is a record holder of shares as to the election of Directors will not affect the election of the candidates receiving the plurality of votes.

      All other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each matter. Abstentions with respect to any such matter are treated as shares present or represented and entitled to vote on that matter and have the same effect as negative votes. If shares are not voted by the person or institution that is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is effective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

      The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s Directors, officers and regular employees without additional compensation, personally or by telephone or fax.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at the 2005 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) must be received by the Company not later than May 19, 2005 in order to be included. Such stockholder proposals should be addressed to Identix Incorporated, 5600 Rowland Road, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.

PROPOSAL 1

ELECTION OF DIRECTORS

General

      A Board of seven Directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below. If any nominee shall become unavailable, the proxy holders will vote the proxies at their discretion for a substitute or additional nominee. It is expected that all nominees will be able and willing to serve as Directors. The term of office of each person elected as a Director will continue until the next Annual Meeting of stockholders or until his successor has been elected and qualified.

Vote Required

      The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as Directors of the Company. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

Board Nominees for the 2004 Annual Meeting

      The names of the Company’s nominees for Director and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Milton E. Cooper	66	Chairman of the Board (Retired) President, Federal Sector, Computer Sciences Corporation	2001

Dr. Joseph J. Atick	40	President and Chief Executive Officer	2002

Malcolm J. Gudis	62	(Retired) Senior Vice President, Electronic Data Systems Corporation	2001

Dr. John E. Haugo	69	Chairman, SearchAmerica, Inc.	2002

George Latimer	69	Distinguished Visiting Professor of Urban Studies, Macalester College	2002

John E. Lawler	55	President, East/ West Financial Services, Inc.	2002

Patrick H. Morton	64	Chairman and Chief Executive Officer, QuadRep Incorporated	1985

      Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any Director or executive officer of the Company and any other Director or executive officer of the Company.

      Milton E. Cooper has been Chairman of the Board since February 2004 and a Director of the Company since 2001. Mr. Cooper is a past Chairperson for the Secretary of the Army’s National Science Center Advisory Board. From 1992 until his retirement in June 2001, Mr. Cooper served as President, Federal Sector for Computer Sciences Corporation (“CSC”), one of the largest systems integrators for federal government agencies and a leading supplier of custom software for aerospace and defense applications. Mr. Cooper joined Systems Group, the predecessor organization to CSC’s Federal Sector, in 1984, as Vice President, Program Development. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company.

      Dr. Joseph J. Atick was named President and Chief Executive Officer of the Company and was appointed a Director effective upon the merger of the Company with Visionics Corporation (“Visionics”) in June 2002. Dr. Atick served as Chief Executive Officer and a director of Visionics from February 2001 to June 2002 and also served as President of Visionics from April 2001 to June 2002. He served as Chairman of Visionics from June 2001 to June 2002. Dr. Atick held the position of Chief Executive Officer of Visionics Technology Corporation from 1994 until its merger with Digital Biometrics, Inc. in February 2001, forming Visionics.

      Malcolm J. Gudis has been a Director of the Company since 2001. In 1993, he retired as a Senior Vice President of EDS, where he had worked for 22 years. For six of those years, he served as a member of EDS’ Board of Directors, and for eight of those years, he served on EDS’ seven man Leadership Council. Mr. Gudis also had direct responsibility for all of EDS’ international, commercial business interests outside of North America, including operations in over 30 countries as well as worldwide responsibility for the market segments comprising the Communications, Transportation and Energy and Petrochemical industries. In 1998, Mr. Gudis was awarded the first International Alumni Award by The Max M. Fisher School of Business at Ohio State University. He currently serves on The Dean’s Advisory Council at The Fisher School of Business at Ohio State University, The Board of Trustees of The Episcopal School of Dallas where he serves as Chancellor, The Carnegie Council on Ethics & International Affairs and numerous charitable and business organizations.

      Dr. John E. Haugo was appointed a Director of the Company effective with the Company’s merger with Visionics in June 2002. Dr. Haugo served as a director of Visionics from February 1998 to June 2002. He is currently Chairman of SearchAmerica, Inc. He was Chairman and Chief Executive of MedServe Link, Inc. from January 1998 to August 2000, at which time the company was acquired by Pointshare. Dr. Haugo was Vice President and General Manager of the Serving Software Group Business Unit of HBO from September 1994 to March 1997. From April 1986 to September 1994, prior to its acquisition by HBO, Dr. Haugo was founder, President, Chairman and Chief Executive Officer of Serving Software, Inc., a provider of health care scheduling and resource management systems. From January 1976 to January 1981, he served as Chief Executive Officer of Minnesota Educational Computing Corporation.

      George Latimer was appointed a Director effective with the merger of the Company with Visionics in June 2002. Mr. Latimer served as a director of Visionics from February 2001 to June 2002. Mr. Latimer has served as a Distinguished Visiting Professor of Urban Studies for Macalester College since January 1996. Additionally, from January 1996 to January 1998, Mr. Latimer was CEO of the National Equity Fund, which manages approximately $2.5 billion, 27,000 housing units in 35 cities, and provides affordable housing for working people through use of the Low Income Tax Credit. Mr. Latimer served as special advisor to HUD Secretary Henry Cisneros from January 1993 to November 1995. From 1990 to 1993, Mr. Latimer was Dean of Hamline University Law School. As a labor attorney, Mr. Latimer practiced law in Saint Paul, Minnesota from 1963 until his election as Mayor of Saint Paul in 1976. He served as Mayor for 14 years, during which period he also served terms as President of the National League of Cities and as President of the League of Minnesota Cities. Mr. Latimer has served on the Kennedy School of Government Executive Session on Policy at Harvard University, and as Regent of the University of Minnesota.

      John E. Lawler was appointed a Director effective with the merger of the Company with Visionics in June 2002. Mr. Lawler served as a director of Visionics from December 1999 to June 2002. Mr. Lawler has been President of East/ West Financial Services, Inc., a diversified financial management and business consulting firm, since November 1987. He is also a co-founder and current Chief Executive Officer of Sterling

Wealth Management, Inc., a registered investment advisor, and has served on its Board of Directors since October 1999, currently serving as Chairman. From March 1982 to March 1988, Mr. Lawler served in various executive positions in Washington D.C. public relations firms, including Gray and Company, an advertising, public relations and lobbying firm, for which he served as Chief Financial Officer. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C. Mr. Lawler is a member of several business associations and serves on the board of trustees of two non-profit organizations.

      Patrick H. Morton has been a Director of the Company since 1985. Mr. Morton is co-founder, Chairman and Chief Executive Officer of QuadRep Incorporated, a manufacturers’ representative company. He held the position of President of QuadRep from 1981 through 1990 and has been Chairman since 1991. From May 1997 to June 2000, Mr. Morton was President of Kokusai Semiconductor Equipment Company. Mr. Morton has also served as a former chairman of Integrated Manufacturing Solutions, Inc., a manufacturer of integrated circuit boards that dissolved operations in March 2004.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (“SEC”). Such officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year ending June 30, 2004, all Section 16(a) filing requirements applicable to its officers, Directors and 10% stockholders were met in a timely manner, except that Mr. Cooper filed two late Form 4’s for stock option grants received during such fiscal year, and each of the following individuals filed one late Form 4 for stock option grants received during such fiscal year: Dr. Haugo and Messrs. Gudis, Latimer, Lawler, Morton and Molina.

Board Meetings and Committees

      The Board held a total of 13 meetings during fiscal 2004.

      The Board currently has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

      The Compensation Committee reviews and makes recommendations to the Board respecting the Company’s executive officer compensation policy, as well as Director compensation, and administers the Company’s employee stock option plans and the Company’s Non-Employee Directors Stock Option Plan (the “Directors Plan”). The Compensation Committee held five meetings during fiscal 2004. Prior to April 28, 2004, the Compensation Committee was comprised of Mr. Morton (Chair), Mr. Gudis and Dr. Haugo. Thereafter, the Compensation Committee was and continues to be comprised of Mr. Morton (Chair), Mr. Cooper and Dr. Haugo. The composition of the Compensation Committee satisfies the independence requirements under the current Nasdaq rules, and each individual member of the Compensation Committee is considered independent under such rules except for Mr. Morton because of certain business activity in 2002 between the Company and a company formerly controlled by Mr. Morton (see “Certain Transactions” below).

      The Audit Committee carries out the mandates of the Audit Committee Charter, which was initially adopted by the Board in July 2001, and amended by the Board in July 2003 and August 2004. The Amended Audit Committee Charter is attached to this Proxy Statement as Annex A. The Audit Committee held nine meetings during fiscal 2004. Prior to April 28, 2004, the Audit Committee was comprised of Mr. Lawler (Chair), Mr. Cooper, Mr. Gudis, Dr. Haugo and Mr. Latimer. Thereafter, the Audit Committee was and continues to be comprised of Mr. Lawler (Chair), Mr. Gudis and Mr. Latimer. The members of the Audit Committee are independent under the current Nasdaq rules. In August 2004, the Board unanimously determined that Mr. Lawler is an “audit committee financial expert”, as defined by the rules of the SEC, and the Board unanimously designated him as such.

      A Nominating Committee was established by the Board of Directors in June 2002 to make recommendations regarding the composition of the Board and the nomination of individuals for election to the Board by the stockholders of the Company. Prior to April 28, 2004, the members of the Nominating Committee were Mr. Gudis (Co-Chair), Mr. Latimer (Co-Chair), and Messrs. Cooper and Lawler. Thereafter, the Nominating Committee was and continues to be comprised of Mr. Cooper (Chair), Mr. Gudis, Dr. Haugo, and Messrs. Latimer, Lawler and Morton. The composition of the Nominating Committee satisfies the independence requirements under the current Nasdaq rules, and each individual member of the Nominating Committee is considered independent under such rules except for Mr. Morton because of certain business activity in 2002 between the Company and a company formerly controlled by Mr. Morton (see “Certain Transactions” below). The Nominating Committee held one meeting during fiscal 2004.

      In August 2004, the Nominating Committee unanimously recommended that the Board approve for nomination for election to the Board the seven individuals identified in Proposal 1 above. When making recommendations regarding the nomination for election of Directors, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, and seeks to insure that no less than a majority of the Directors are independent under the rules of Nasdaq. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

      The Nominating Committee will consider all timely submitted written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee c/o the General Counsel & Secretary of the Company no later than May 19, 2005 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee.

      Each of the Company’s seven nominees for Director are current Directors standing for re-election. With respect to the Nominating Committee’s evaluation process for any new candidate properly recommended for nomination by stockholders, or any other new candidate otherwise identified for possible nomination for the first time, the Nominating Committee would typically review the candidate’s biographical information and professional qualifications and check the candidate’s references. Thereafter, qualified candidates would typically be interviewed by at least one member of the Nominating Committee, and based on all available information, the members of the Nominating Committee would together determine whether the candidate is further qualified to serve as a Director and whether the Committee should recommend to the Board that the Board nominate the candidate for election by stockholders or appoint the candidate to fill a Board vacancy, as the case may be.

Compensation of Directors

      During fiscal 2004, no incumbent Director attended fewer than 75% of the aggregate of all meetings of the Board and committees, if any, upon which such Director served.

      For service as Chairman of the Board, Mr. Cooper receives an annual cash compensation fee of $75,000. All other non-employee Directors receive a $30,000 annual cash compensation fee for service on the Board. Each non-employee Director receives a fee of $2,000 per Board meeting attended. Each non-employee Director serving on a committee of the Board receives a fee of $1,000 per committee meeting attended, and each such Director who acts as chairman of a committee of the Board receives a fee of $1,000 per quarter for serving in that capacity.

      Under the Directors Plan, each non-employee Director of the Company, upon such Director’s first election to the Board, is entitled to receive an automatic non-discretionary grant of (1) a nonqualified stock option (“NQO”) to purchase 30,000 shares of Common Stock if less than six months have elapsed since the last annual meeting of stockholders or (2) an NQO to purchase 15,000 shares of Common Stock if more than six months have elapsed since the last annual meeting of stockholders (in either case, “Initial Grant”). In addition, on the date of the first meeting of the Board following each annual meeting of the stockholders of the Company, each eligible Director is entitled to receive an automatic non-discretionary grant of an NQO to purchase 30,000 shares of Common Stock (“Annual Grant”). Under the terms of the Directors Plan, a non-employee Director is any Director who is not an employee of the Company or any affiliate of the Company and has not been an employee of the Company or any affiliate of the Company at any time during the preceding 12 months.

      The exercise price of the NQOs granted under the Directors Plan is equal to the fair market value of such shares on the date of grant. The NQOs become exercisable with respect to one fourth of the number of shares covered by such NQO for each three-month period elapsing after the date of grant, so that such NQO becomes fully exercisable on the first anniversary of the date such NQO was granted.

      In addition to his Annual Grant under the Directors Plan, Mr. Cooper, for service as Chairman of the Board, receives an annual stock option grant to purchase 15,000 shares of Common Stock. The exercise price of these stock options is equal to the fair market value of the shares of Common Stock on the date of grant. These stock options become exercisable with respect to one fourth of the number of shares covered by the grant for each three-month period elapsing after the date of grant, so that all 15,000 stock options become fully exercisable on the first anniversary of the grant date.

Communications with Directors

      Stockholders who wish to communicate with our Directors may do so using the procedures to be provided on our website at www.identix.com which we expect to put in place prior to the Annual Meeting, or alternatively, by mailing a copy of such communications to:

Identix Incorporated
Board of Directors
c/o Corporate Secretary
5600 Rowland Road
Minnetonka, Minnesota 55343

      The Company encourages its Directors to attend its annual meetings. All Directors nominated by the Company for re-election to the Board at the Company’s upcoming 2004 Annual Meeting attended the Company’s 2003 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

      No interlocking relationship exists, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Code of Ethics

      The Board has adopted a Code of Ethics that applies to all Directors and Company officers and employees. The Code of Ethics contains standards that the Board believes are reasonably necessary to promote among other things: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company and in other public communications; and compliance with applicable governmental laws, rules and regulations. A copy of the Code of Ethics is available on the Company’s website at www.identix.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of July 31, 2004 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Directors; (iii) each of the Company’s executive officers appearing in the Summary Compensation Table set forth in this Proxy Statement; and (iv) all Directors and executive officers as a group. Percentage of ownership is based on 88,429,988 shares of Common Stock outstanding as of July 31, 2004. Shares of Common Stock subject to outstanding options or warrants currently exercisable or exercisable within 60 days after July 31, 2004 are deemed outstanding for purposes of determining the total number of shares beneficially owned, as well as computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them.

		Number Subject
	Total	to Options
	Number of Shares	Exercisable	Percentage
Directors, Officers & 5% Stockholders	Beneficially Owned	Within 60 Days	Beneficially Owned

State of Wisconsin Investment Board	7,058,900		7.98%*
P.O. Box 7842 Madison, WI 53707

Joseph J. Atick***	2,150,016	381,847	2.43%

Milton E. Cooper***	105,000	105,000	**

Malcolm J. Gudis***	82,500	82,500	**

John E. Haugo***	178,062	107,808	**

George Latimer***	108,009	107,808	**

John E. Lawler***	125,182	110,182	**

Patrick H. Morton***	240,829	192,500	**

Paul A. Griffin ***	910,579	47,185	1.03%

Elissa J. Lindsoe***	—	—	**

James H. Moar***	70,000	70,000	**

Mark S. Molina***	235,216	229,167	**

All Directors and officers as a group (11 persons)	4,205,393	1,433,997	4.76%

*	As of June 30, 2004.

**	Less than one percent of the total shares issued and outstanding as of July 31, 2004.

***	The address of each identified Director and officer is c/o the Company at 5600 Rowland Road, Suite 205, Minnetonka, MN 55343-4315.

EXECUTIVE COMPENSATION

      The table set forth below provides certain summary information concerning compensation paid to or accrued for: (i) the Company’s Chief Executive Officer during fiscal year 2004; (ii) each of the four other most highly compensated executive officers of the Company who served as executive officers at June 30, 2004; and (iii) one former executive officer.

Summary Compensation Table

	Annual Compensation

	Fiscal Year				Long Term
	Ended				Compensation	Other
Name and Principal Position	June 30,	Salary($)	Bonus($)		Options(#)(1)	Compensation($)

Dr. Joseph J. Atick(2)	2004	$300,000	$50,000		80,000	$2,000	(3)
President, Chief Executive	2003	$300,000	—		90,000	$5,000	(3)
Officer & Director	2002	$3,000	—		450,000	—

James H. Moar(4)	2004	$285,000	$40,000		70,000	$10,000	(5)
Chief Operating Officer	2003	$60,000	—		280,000	$1,000	(5)
	2002	—	—		—	—

Elissa J. Lindsoe(6)	2004	$5,000	—		120,000	—
Chief Financial Officer	2003	—	—		—	—
	2002

Dr. Paul A. Griffin(7)	2004	$213,000	$30,000		25,000	$5,000	(8)
Chief Technology Officer	2003	$213,000	—		85,000	$6,000	(8)
	2002	$2,100	—		—	—

Mark S. Molina	2004	$220,000	$30,000		180,000	$8,000	(10)
General Counsel & Secretary	2003	$228,000	$10,000	(9)	30,000	$51,000	(10)
	2002	$213,000	$61,000		120,000	$5,000	(10)

Linda Howard(11)	2004	$194,000	$93,000		—	$402,000	(12)
Former President,	2003	$244,000	$20,000	(9)	93,041	$6,000	(12)
Identix Public Sector, Inc.	2002	$195,000	$89,000		20,100	$6,000	(12)

(1)	All figures in this column reflect the number of options granted during the fiscal year.

(2)	Dr. Atick joined the Company in June 2002 following the Company’s merger with Visionics. Thus fiscal 2002 compensation is for a partial year.

(3)	The fiscal 2004 figure includes $2,000 in premium payments for Dr. Atick’s life insurance policy. The fiscal 2003 figure includes $4,000 in matching contributions under the Company’s 401(k) plan and $1,000 in premium payments for Dr. Atick’s life insurance policy.

(4)	Mr. Moar joined the Company in April 2003. Thus, fiscal 2003 compensation is for a partial year.

(5)	The fiscal 2004 figure includes $8,000 in matching contributions under the Company’s 401(k) plan and $2,000 in premium payments for Mr. Moar’s life insurance policy. The fiscal 2003 figure includes $500 in matching contributions under the Company’s 401(k) Plan and $500 in premium payments for Mr. Moar’s life insurance policy.

(6)	Ms. Lindsoe joined the Company in June 2004 as Chief Financial Officer. Thus, fiscal 2004 compensation is for a partial year.

(7)	Dr. Griffin joined the Company in June 2002 following the Company’s merger with Visionics. Thus fiscal 2002 compensation is for a partial year.

(8)	The fiscal 2004 figure includes $3,000 in matching contributions under the Company’s 401(k) plan and $2,000 in premium payments for Dr. Griffin’s life insurance policy. The fiscal 2003 figure includes $5,000 in matching contributions under the Company’s 401(k) plan and $1,000 in premium payments for Dr. Griffin’s life insurance policy.

(9)	These amounts reflect bonuses earned in fiscal 2002 but paid in fiscal 2003. These executives earned no bonuses in fiscal 2003.

(10)	The fiscal 2004 figure includes $6,000 in matching contributions under the Company’s 401(k) plan and $2,000 in premium payments for Mr. Molina’s life insurance policy. The fiscal 2003 figure includes $43,000 for payments related to Mr. Molina’s relocation to Minneapolis, Minnesota, $2,000 in premium payments for Mr. Molina’s life insurance policy, and $6,000 in matching contributions under the Company’s 401(k) plan. The fiscal 2002 figure includes $2,000 in premium payments for Mr. Molina’s life insurance policy and $3,000 in matching contributions under the Company’s 401(k) plan.

(11)	Ms. Howard separated from the employment of the Company in March 2004. Thus, fiscal 2004 compensation is for a partial year.

(12)	The fiscal 2004 figure represents a $250,000 one-time severance payment to Ms. Howard and an additional $125,000 payment which is due to her but that will not be made until fiscal 2005. The fiscal 2004 figure also includes a $21,000 one-time payout of accumulated personal time, $4,000 in matching contributions under the Company’s 401(k) plan, and $2,000 in premium payments for Ms. Howard’s life insurance policy. The fiscal 2003 figure represents $5,000 in matching contributions under the Company’s 401(k) plan, and $1,000 in premium payments for Ms. Howard’s life insurance policy. The fiscal 2002 figure represents $6,000 in matching contributions under the Company’s 401(k) plan.

2004 Option Grant Table

      The following table sets forth stock options granted to the executive officers of the Company in the Summary Compensation Table during fiscal 2004 under the Company’s various new hire and employee stock option plans. Since inception, the Company has not granted any stock appreciation rights.

Options Granted in Last Fiscal Year

	Individual Grants
					Potential Realizable Value
		% of Total			at Assumed Annual Rates
		Options Granted			of Stock Price Appreciation
		to Employees in	Exercise		for Options(2)
	Options	Fiscal Year	Price	Expiration
Name	Granted(1)	2004	Share($)	Date	5%	10%

Dr. Joseph J. Atick	59,256	4.94%	$6.75	4/28/2014	$252,000	$637,000
	20,744	1.73%	$6.75	4/28/2014	$88,000	$223,000

James H. Moar	70,000	5.84%	$5.27	2/4/2014	$232,000	$588,000

Elissa J. Lindsoe	120,000	10.01%	$6.78	6/21/2014	$512,000	$1,297,000

Dr. Paul A. Griffin	25,000	2.09%	$5.27	2/4/2014	$83,000	$210,000

Mark S. Molina	60,000	5.01%	$5.27	2/4/2014	$199,000	$504,000
	65,933	5.50%	$6.30	5/13/2014	$261,000	$662,005
	54,067	4.51%	$6.30	5/13/2014	$214,000	$543,000

(1)	Unless otherwise noted, options vest 25% annually from the date of grant, and the per share exercise price is the fair market value of the per share price of Common Stock on the date of the grant.

(2)	Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimated future stock price appreciation.

2004 Option Exercises and Year-end Value Table

      The following table sets forth the number and value of all unexercised options at June 30, 2004. The value of “in-the-money” options refers to options having an exercise price that is less than the market price of the Common Stock on June 30, 2004. No stock options were exercised in fiscal 2004 by the Company’s then current executive officers identified in the Summary Compensation Table. Ms. Howard exercised options during fiscal 2004 but only following her separation of employment with the Company in March 2004.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

					Value of Unexercised
					In-the-Money Options
			Number of Unexercised		at June 30, 2004
	Shares	Value	Options at Fiscal Year End		Fiscal Year End(1)
	Acquired	Realized
Name	on Exercise	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph J. Atick			381,847	439,693	$349,000	$530,000

James H. Moar			70,000	280,000	$229,000	$841,000

Elissa J. Lindsoe			—	120,000	—	$83,000

Paul A. Griffin			34,685	95,469	$62,000	$241,000

Mark S. Molina			212,604	267,396	$133,000	$447,000

Linda Howard	74,872	$218,000	78,269	—	$56,000	—

(1)	Value of unexercised in-the-money options at fiscal year end is based on the closing price per share of the Common Stock quoted on Nasdaq on June 30, 2004, less the exercise price.

(2)	Value realized for any option exercise is determined by multiplying the shares acquired on exercise by the difference between the market close price on the date of exercise and the relevant stock option exercise price.

      Other than stock options, the Company did not make any awards during the fiscal year ended June 30, 2004 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended for performance to occur over a period longer than one fiscal year.

Indemnification Agreements

      The Company has entered into indemnification agreements with all Directors and certain executive officers. Such agreements require the Company to, among other things, indemnify applicable Directors and officers, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they can be indemnified.

REPORT OF THE COMPENSATION COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee, report of the Audit Committee and the performance graph which follows shall not be deemed to be incorporated by reference into any such filing.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for reviewing and making recommendations to the Board respecting the compensation of the Company’s executive officers and Directors as well as administering the Company’s employee stock option plans and the Directors Plan.

      The Compensation Committee annually evaluates the Company’s corporate performance, and its executive compensation and incentive programs compared with the industry and with a broader group of similar size companies. The compensation of the Chief Executive Officer for fiscal 2004 was principally governed by such officer’s employment agreement, described under “Employment Agreements” below. In negotiating such employment agreements, the Board’s then current Compensation Committee considered among other things the compensation paid by the Company’s direct competitors, a group of similar size companies and the corporate performance for the Company for the prior fiscal year.

      The Company’s compensation programs are designed to reward executives for long-term strategic management, to align the interests of the executive officers with the interests of the Company’s stockholders and to attract and retain highly talented and productive executives, and are leveraged on the basis of performance in terms of both cash compensation and incentive plans, paying more with good performance and less when it is below standard. The principal components of executive compensation are base salary, bonuses tied to both the financial performance of the Company and the individual performance of the Company’s executives, and stock options.

      Base salary is based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually evaluates the Company’s corporate performance and conducts surveys of companies in the industry and of a broader group of similar size companies in order to determine whether the Company’s executive base salaries are in a competitive range. During fiscal 2004, no executive officer of the Company received a salary increase.

      Performance bonuses are linked directly to the financial performance of the Company and specific individual performance objectives. These bonuses in particular emphasize the Compensation Committee’s belief that, when the Company is successful, the executives should be highly compensated to reflect the Company’s success, but that, conversely, if the Company is not successful and does not meet its financial objectives, bonuses should only be paid on a case-by case basis, taking into account the individual performance and achievements of each particular executive and all relevant facts and circumstances related to such performance. Each of the Company’s executive officers earned individual performance-based bonuses in fiscal 2004, as set forth in the Summary Compensation Table.

      The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and in most, but not all cases, on an annual basis thereafter. Options are occasionally granted for promotions or other special achievements. The initial option granted to the executive usually vests over a period of four years. The purpose of any annual option grant is to ensure that the executive always has options that vest in increments in the future. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management’s objectives with the stockholders.

      During fiscal 2005, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company’s performance compared to that of industry performance levels.

COMPENSATION COMMITTEE

Patrick H. Morton, Chairman
Milton E. Cooper
Dr. John E. Haugo

REPORT OF THE AUDIT COMMITTEE

      The following is a report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2004, which include the Company’s consolidated balance sheets as of June 30, 2004 and 2003, and the related consolidated statements of operations, of stockholders’ equity and comprehensive loss and of cash flows for each of the years in the periods ended June 30, 2004, 2003 and 2002 and the notes thereto.

General

      The Audit Committee of the Board is comprised solely of independent directors as defined under the listing standards of Nasdaq and operates under a written charter adopted by the Board. In general, the Audit Committee Charter sets forth: (i) the scope of the Audit Committee’s responsibilities and the means by which it carries out these responsibilities; (ii) the independent registered public accountants’ accountability to the Board and the Audit Committee; and (iii) the Audit Committee’s responsibility to ensure the independence of the independent registered public accountants. The Audit Committee, on behalf of the Board, provides general oversight of the Company’s financial accounting and reporting process, including the system of internal control. The Audit Committee also oversees and evaluates the performance of the Company’s independent registered public accountants and provides an open avenue of communication among the independent registered public accountants, financial and senior management and the Board.

      The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process including the system of internal controls. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America.

Review with Management

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management, including a discussion of the quality of the Company’s accounting principles. In addition, the Audit Committee has met with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, on a quarterly basis to review the Company’s quarterly financial statements prior to their release.

Review and Discussions with Independent Registered Public Accountants

      The Audit Committee has discussed with the Company’s independent registered public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which related to the independent registered public accountant’s independence from the Company and the Company’s related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee has also considered whether the provision of those services set forth in the table below is compatible with PricewaterhouseCoopers LLP maintaining its independence from the Company, and concluded that the non-audit services performed by the independent registered public accountants are compatible with maintaining their independence. In addition, the Audit Committee has met with the independent registered public accountants, both with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting. The Audit Committee has instructed the Company’s independent registered public accountants that the Audit Committee expects to be immediately advised if there are any subjects that require special attention.

Conclusion

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

AUDIT COMMITTEE

John E. Lawler, Chairman
Malcolm J. Gudis
George Latimer

AUDIT FEES

      The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2004 and 2003.

	2004	2003

Audit Fees(1)	$235,000	$250,000

Audit-Related Fees(2)	77,000	13,000

Tax Fees(3)	35,000	6,000

Total	$347,000	$269,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, and services related to business acquisitions and divestitures.

(3)	For fiscal 2004 and 2003, respectively, tax fees principally included tax compliance and tax advice fees.

      The Board has delegated to the Audit Committee the authority to pre-approve audit-related and non-audit services that are not prohibited by law to be performed by the Company’s independent registered public accountants, as well as associated fees. Per its charter, the Audit Committee may delegate to a designated member or members of the Audit Committee similar authority to approve of such services and fees, so long as any such approvals are disclosed to the full Audit Committee at its next scheduled meeting.

Stock Performance Graph

      The following graph compares the cumulative total stockholder return on the Common Stock from July 1, 1999 to June 30, 2004 with the cumulative total return on the Russell 2000 Index and a Peer Group (Viisage Technology, Inc. and SafLink Corporation).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG IDENTIX INCORPORATED, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*	$100 invested on 6/30/99 in stock or index — including reinvestment of dividends. Fiscal year ending June 30.

	Cumulative Total Return

	6/99	6/00	6/01	6/02	6/03	6/04

IDENTIX INCORPORATED	100.00	158.87	63.29	73.91	64.20	75.65
RUSSELL 2000	100.00	114.32	115.07	105.09	103.37	137.86
PEER GROUP	100.00	190.27	66.49	128.53	181.34	160.89

EMPLOYMENT AGREEMENTS

      Dr. Joseph J. Atick, President & Chief Executive Officer of the Company, entered into a four-year employment agreement with the Company in June 2002. The agreement provides for: (i) the payment of an annual base salary; (ii) an annual bonus of up to 50% of base salary; (iii) a stock option to purchase 450,000 shares of Common Stock; (iv) a $4,000 per month housing allowance; (v) a $1,000 per month automobile allowance; (vi) a severance payment equal the greater of (a) two times his then current base salary and most recent bonus and (b) up to $2,000,000 plus accrued but unpaid base salary and bonus upon constructive termination or termination without cause; (vii) accelerated option vesting and continuation of benefits upon constructive termination or termination without cause; and (viii) possible gross-up payments for taxes payable by Dr. Atick following a change in control of the Company. While his contract provides for identified housing and automobile allowances, to date Dr. Atick has voluntarily declined to accept these allowances.

      Mr. James H. Moar, Chief Operating Officer of the Company, entered into a three-year employment agreement with the Company in April 2003. The agreement provides for: (i) the payment of an annual base salary; (ii) an annual performance-based bonus of up to 50% of base salary; (iii) a stock option to purchase 280,000 shares of Common Stock; (iv) an additional stock option to purchase at least 60,000 shares of Common Stock on each anniversary of the agreement; (v) a severance payment equal to the then current base salary over a period of 18 months and a pro-rata portion of the bonus earned upon constructive termination or termination without cause; (vi) accelerated option vesting, extended exercisability and continuation of benefits for one year upon constructive termination or termination without cause; (vii) extension of the term of the agreement for one year after the date of change of control, if a change of control event occurs during the third year of the term of the agreement, and (viii) possible gross-up payments for taxes payable by Mr. Moar following a change in control of the Company.

      Ms. Elissa J. Lindsoe, Chief Financial Officer of the Company, entered into a three-year employment agreement with the Company in June 2004. The agreement provides for: (i) the payment of an annual base salary; (ii) an annual performance-based bonus of up to 50% of base salary, with 75% of Ms. Lindsoe’s first year annual bonus potential amount guaranteed; (iii) a stock option to purchase 120,000 shares of Common Stock; (iv) severance payments equal to the then current base salary over a period of 12 months plus an amount equal to either the annual bonus potential amount, if a qualifying severance occurs prior to June 30, 2005, or the annual bonus potential amount less all bonus payments previously paid to Ms. Lindsoe for the fiscal year in which a qualifying severance occurs, if such severance occurs on or after July 1, 2005; (v) accelerated option vesting, extended exercisability and continuation of benefits for one year upon constructive termination or termination without cause; (vii) extension of the term of the agreement for one year after the date of change of control, if a change of control event occurs during the third year of the term of the agreement; and (viii) possible gross-up payments for taxes payable by Ms. Lindsoe following a change in control of the Company.

      Mr. Mark S. Molina, General Counsel & Secretary of the Company, entered into an Employment Agreement with the Company in August 2001. The agreement, as amended in April 2002 and May 2004, expires in August 2007 and provides for: (i) the payment of an annual base salary; (ii) an annual bonus potential; (iii) severance payments equal to 18 months base salary and all accrued bonuses upon constructive termination or termination without cause; (iv) continuation of benefits for one year following constructive termination or termination without cause; (v) accelerated vesting and extended exercisability of stock options upon constructive termination or termination without cause; (vi) possible gross-up payments for taxes payable by Mr. Molina following a change in control of the Company; and (vii) certain relocation benefits in favor of Mr. Molina and his family.

      Mr. Robert McCashin, former Chairman of the Board, retired from the Board in February 2004. In fiscal 2004, Mr. McCashin was paid total cash compensation of approximately $1,150,000 under his Employment Agreement with the Company. Of this amount, approximately $890,000 represents severance payments due Mr. McCashin per the terms of his agreement. Upon his separation from the Board, certain of Mr. McCashin’s unvested options to purchase Common Stock immediately vested, and will remain exercisable for 12 months from his separation date. Certain other vested options remain exercisable for two years and 90 days, respectively. Per his agreement, Mr. McCashin is entitled to receive certain continuing medical and life insurance benefits until he turns 65 or accepts employment with another company.

      Ms. Linda Howard, a former executive officer of the Company, separated from the employment of the Company in March 2004. Per her Employment Agreement with the Company entered into in August 2003, Ms. Howard was paid total cash compensation of approximately $558,000 during fiscal 2004. Of this amount, $250,000 represents severance payments due Ms. Howard per the terms of her agreement and approximately $93,000 represents certain bonus payments due under such agreement. Ms. Howard has been paid approximately $12,000 in fiscal 2005 representing payment in lieu of continuing benefits per the terms of her agreement. Per the agreement, Ms. Howard will receive an additional $125,000 as severance compensation in fiscal 2005. Additionally, all of Ms. Howard’s outstanding options to purchase Common Stock immediately vested on the date of her separation. Such options remain exercisable for 12 months following her date of separation from the Company.

CERTAIN TRANSACTIONS

      Patrick H. Morton is a member of the Board and its Compensation and Nominating Committees (see “Board Meetings and Committees” above) and formerly owned 38% of, and served as chairman of the board of, Integrated Manufacturing Solutions, Inc. (“IMS”), a manufacturer of integrated circuit boards that in the past provided certain manufacturing services to the Company. The Company did not transact any business with IMS in fiscal 2004, and there were no amounts owing to IMS at June 30, 2004. IMS billed the Company approximately $82,000 and $1,076,000, in fiscal 2003 and fiscal 2002, respectively. IMS dissolved operations in March 2004.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

      The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2005, and recommends that stockholders vote “FOR” ratification of such appointment. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if it feels that such a change would be in the Company’s and its stockholders’ best interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OTHER MATTERS

      Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the Company that the persons named in the enclosed form of proxy vote the shares they represent as Management may recommend.

Dated: September 16, 2004

THE BOARD OF DIRECTORS

ANNEX A

AUDIT COMMITTEE CHARTER

Purpose

      The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Identix Incorporated (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Committee is not responsible, however, for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Composition

      The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be “independent”, as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Exchange Act, and shall meet the independence and financial literacy requirements of Nasdaq. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

      The Committee is charged by the Board with the responsibility to:

1. Appoint and provide for the compensation of the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2. Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

5. Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

6. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the Commission or in any public disclosure or release.

7. Review the management letter delivered by the independent auditor in connection with the audit.

8. Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

9. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements and disclosures prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee or a member of the Committee who meets the independence and financial literacy requirements of Nasdaq.

10. Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

11. Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

12. Review the scope and results of internal audits, if any.

13. Obtain and review periodic reports on the internal auditor’s (if any) significant recommendations to management and management’s responses.

14. Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

15. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

16. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

17. Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.

18. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Regulations, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

20. Review and approve all related party transactions.

Authority

      By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1. Perform each of the responsibilities of the Committee described above.

2. Appoint a chair of the Committee, unless a chair is designated by the Board.

3. Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4. Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

PROXY

For The Shares Of

IDENTIX INCORPORATED
A Delaware Corporation
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Identix Incorporated (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the stockholders’ meeting to be held on October 28, 2004, 11:00 AM, local time and appoints Joseph J. Atick and Mark S. Molina, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

     For participants in an Identix Incorporated 401(k) or ESPP plan, this proxy card will constitute confidential voting instructions to the plan trustee. These instructions will be followed as directed on the other side. If no choice is specified, the trustee will vote FOR Proposals 1 and 2. Shares held in the plans for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast participants in the plans.

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

You can now access your Identix account online.

Access your Identix shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Identix, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• Make address changes
• View certificate history	• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS.	Please
Mark Here
	for Address Change or Comments	☐
SEE REVERSE SIDE

1.	TO ELECT DIRECTORS Nominees:	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed

01	Milton E. Cooper	05	George Latimer	☐	☐
02	Dr. Joseph J. Atick	06	John E. Lawler
03	Malcolm J. Gudis	07	Patrick H. Morton
04	Dr. John E. Haugo

Withheld for the nominees you list below: (Write that
nominee’s name in the space provided below.)

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

I PLAN TO ATTEND THE MEETING	☐

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature	Date
Signature	Date

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/idnx
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR

Telephone 1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Proxy Statement and the Company’s
Annual Report on Form 10-K via the Internet at
www.shareholder.com/identix/edgar.cfm